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                                                                  EXHIBIT 23.3




                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


        We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Hearst-Argyle Television, Inc. of our reports dated February 7, 1997 relating to the combined financial statements of the Selected Gannett Television Stations and the financial statements of Multimedia Entertainment, Inc. (d.b.a. WLWT-TV), a subsidiary of Multimedia, Inc., which appear on pages F-45 and F-37, respectively, of the Argyle Television, Inc. Proxy Statement/Prospectus filed on July 31, 1997 and which also appear in the Argyle Television, Inc. Current Report on Form 8-K/A filed on April 15, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP


Washington, DC
September 29, 1997